Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Relations:	Media Relations:
Ed Lockwood	Meggan Powers
Sr. Director, Investor Relations	Sr. Director, Corporate Communications
(408) 875-9529	(408) 875-8733
ed.lockwood@kla-tencor.com	meggan.powers@kla-tencor.com

KLA-TENCOR CLOSES CREDIT FACILITY

MILPITAS, Calif., Nov. 17, 2014 - KLA-Tencor Corporation (NASDAQ: KLAC) today announced the closing of its $1.25 billion five-year senior unsecured revolving credit and term loan facility. This credit facility consists of $750.0 million of amortizing term loans and commitments for an unfunded revolving credit facility of $500.0 million.

As previously announced, KLA-Tencor intends to use the borrowings from this credit facility, together with the net proceeds from its completed registered offering of approximately $2.5 billion aggregate principal amount of its Senior Notes under an effective registration statement (including a prospectus supplement and accompanying base prospectus) on file with the Securities and Exchange Commission (the “SEC”) and cash on hand, (x) to fund a special dividend to KLA-Tencor’s stockholders of approximately $2.75 billion, which includes the portion of the special cash dividend that could be payable to holders of outstanding equity awards under the 2004 Equity Incentive Plan, (y) to redeem the $750.0 million outstanding principal amount of KLA-Tencor’s 6.900% Senior Notes due 2018 (including the payment of associated redemption premiums, accrued interest and related fees and expenses) as promptly as practicable following the closing of this credit facility and (z) for other general corporate purposes, including repurchases of shares of KLA-Tencor’s common stock pursuant to KLA-Tencor’s stock repurchase program.

JPMorgan Chase Bank, N.A. is acting as the administrative agent of the credit facility.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Forward-Looking Statements:

Statements in this press release other than historical facts, such as statements regarding KLA-Tencor’s intention to use the borrowings from this credit facility, together with the net proceeds from its completed registered offering of approximately $2.5 billion aggregate principal amount of its Senior Notes under an effective registration statement (including a prospectus supplement and accompanying base prospectus) on file with the SEC and cash on hand, to fund a special dividend and redeem the $750.0 million outstanding principal amount of KLA-Tencor’s 6.900% Senior Notes due 2018 (including the payment of associated redemption premiums, accrued interest and related fees and expenses); and KLA-Tencor’s repurchases of shares of KLA-Tencor’s common stock pursuant to KLA-Tencor’s stock repurchase program, are forward-looking statements, and are subject to the Safe Harbor provisions created by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current information and expectations, and involve a number of risks and uncertainties. Actual results may differ materially from those projected in such statements due to various factors, including but not limited to: the demand for semiconductors; the financial condition of the global capital markets and the general macroeconomic environment; new and enhanced product and technology offerings by competitors; cancellation of orders by customers; the ability of KLA-Tencor’s research and development teams to successfully innovate and develop technologies and products that are responsive to customer demands; KLA-Tencor’s ability to successfully manage its costs; market acceptance of the company’s existing and newly issued products; and changing customer demands. For other factors that may cause actual results to differ materially from those projected and anticipated in forward-looking statements in this release, please refer to KLA-Tencor’s Annual Report on Form 10-K for the year ended June 30, 2014, subsequently filed Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission (including, but not limited to, the risk factors described therein). KLA-Tencor assumes no obligation to, and does not currently intend to, update these forward-looking statements.

About KLA-Tencor:

KLA-Tencor Corporation (NASDAQ: KLAC), a leading provider of process control and yield management solutions, partners with customers around the world to develop state-of-the-art inspection and metrology technologies. These technologies serve the semiconductor, LED and other related nanoelectronics industries. With a portfolio of industry-standard products and a team of world-class engineers and scientists, the company has created superior solutions for its customers for more than 35 years. Headquartered in Milpitas, California, KLA-Tencor has dedicated customer operations and service centers around the world. (KLAC-F)

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